UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2021

  AGRITEK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15673	20-8484256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Brickell Avenue Suite 500 Miami, Florida 33131

(Address of principal executive offices)

Registrant’s telephone number, including area code 305.721.2727

  N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2021, Agritek Holdings, Inc. (the “Company”) received the resignation of B. Michael Friedman from his respective positions as Chief Executive Officer, and sole Director for the Company. Pursuant to that, and on September 15, 2021, the last action of the sitting Board of Directors (the “Board”) for the Company formally accepted the above resignation, and appointed Howard Cass as interim CEO and sole Director for the Company.  A copy of this filing has been furnished to Mr. Friedman who has provided no written correspondence in response to the filing. There are no disputes or disagreements between the officer and the Company.

In connection with Mr. Cass’s appointment as Chief Executive Officer of the Company and Director, the Company shall enter into a Chief Executive Officer Employment Agreement (the “ CEO Agreement”) with Mr. Cass , to be dated by September 17, 2021, pursuant to which Mr. Cass will serve as Interim Chief Executive Officer and sole Board Director. Mr. Cass’s employment is terminable by him or the Company at any time (for any reason or for no reason).

Pursuant to the Interim CEO Agreement, Mr. Cass will receive an annual base salary with an additional equity compensation package to be outlined within a forthcoming employment agreement. Mr. Cass shall also be assigned all preferred class voting rights on behalf of the Company. In the event that Mr. Cass’s employment is terminated within six months of commencing employment with the Company and such termination is not due to Mr. Cass’s voluntary resignation (other than at the request of the Board or the majority shareholders of the Company), Mr. Cass will be entitled to continued payment of his base salary for the remainder of such six-month period.

Please see the following biographical information regarding Mr. Cass:

Mr. Howard Cass brings to Agritek Holdings, Inc. over thirty years of investment banking and managerial experience. In 1983 Mr. Cass became principal of the investment banking firm JW Gant & Associates where at its peak, there were 22 offices in 21 states with over 700 brokers and 125 support staff.

Mr. Cass also founded Gateway financial in Boca Raton, FL and expanded in 1995 to become The Aegean Group with 7 offices in 6 states. Mr. Cass has additionally been a managing partner within international banking deals within Europe to take advantage of the opportunities as a result of the government mandated monopoly break ups of Telefonica and others since 2000.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)          Engaging in any type of business practice; or

iii)         Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)           Any Federal or State securities or commodities law or regulation; or

ii)          Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)         Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agritek Holdings Inc. Board Of Directors Resolution
10.2	Resignation Letter of CEO Friedman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agritek Holdings, Inc.
(Registrant)

Date: September 17, 2021	By:	/s/ B. Michael Friedman
	Name: Title:	B. Michael Friedman Chief Executive Officer, and Sole Director